Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement No. 333-103229, 333-96957 and 333-98319 of Plumas Bancorp on Form S-8 of our report dated June 25, 2009 relating to the financial statements and supplemental schedule of the Plumas Bank 401(k) Profit Sharing Plan as of and for the years ended December 31, 2008 and 2007 appearing in this Annual Report on Form 11-K.
/s/ Perry-Smith LLP
Sacramento, California
June 25, 2009